UNITED STATES	OMB APPROVAL OMB Number: 3235-0056 Expires: May 31, 2022 Estimated average burden hours per response 3.0
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	37-1780261
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

4231 Walnut Bend, Jacksonville, FL 32257	32257
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-222325 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Common Stock, par value $0.0001

Registration Statement (incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Form S-1 (SEC File No. 333-222325) filed with the SEC on April 24, 2020)

Item 2. Exhibits.

Amended and Restated Articles of Incorporation filed on July 5, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

Amended and Restated Bylaws effective as of March 23, 2017 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement (SEC File No. 333-222325) on Form S-1 filed with the SEC on December 28, 2017).

Certificate of Designations of Preferences and Rights of Series A Preferred Stock of the registrant. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on For 8-K filed with the SEC March 17, 2020).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	/s/ Harold E. Hutchins

Date	April 14, 2021

By:	Harold E. Hutchins, Chief Financial Officer (Principal financial and accounting officer)